                                                                    Exhibit 99.2

                                  CERTIFICATION

         Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Emery E. Skarupa, Vice President of Operations of SpaceDev, Inc. (the "Company"), hereby certifies that, to the best of their knowledge:

         The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 14th day of November 2002.



                                            /s/ Emery E. Skarupa
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                                            Emery E. Skarupa
                                            VICE PRESIDENT OF OPERATIONS